Exhibit 10.1

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into and effective as of January 6, 2025, by and between Fenge Feng, an individual with an address at Room 714, 207th floor, Jixiangli, Chaoyang District, Beijing, the People's Republic of China (the “Creditor”), and TIAN RUIXIANG Holdings Ltd., an exempted company with limited liability formed in the Cayman Islands (the “Company”). Fenge Feng is the mother of Sheng Xu, who is the CEO of the Company.

WHEREAS, the Company owes $186,571.28 (the “Debt”) to the Creditor, in connection with the operating expenses paid by the Creditor on behalf of the Company during the fiscal years ended October 31, 2022, 2023, and 2024.

WHEREAS, the Company and the Creditor desire to convert the Debt into the Class A ordinary shares of the Company, par value $0.025 per share (the “Ordinary Shares”), to fully settle the Debt; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Creditor and the Company agree as follows:

1.            Conversion Debt to Ordinary Shares. The Company and the Creditor agree to convert the Debt into 114,461 Ordinary Shares (the “Shares”) at a conversion price of $1.63 per share, which is the average closing price of the Ordinary Shares on Nasdaq for the 15 trading days leading up to and including December 31, 2024. Upon execution of this Agreement and no later than January 26, 2025, the Company shall instruct its transfer agent to issue the Shares to the Creditor. Upon the issuance of the Shares to the Creditor, the Creditor shall acknowledge that the Company has fully and completely satisfied all of its obligations with respect to the Debt.

2.            Representations and Warranties of the Company. The Company represents and warrants to Creditor that the Shares have been duly authorized for issuance by the Company’s board of directors. The Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable.

3.            Representations and Warranties of the Creditor.

(i)         Entirely For Own Account. This Agreement is made with such Creditor in reliance upon such Creditor’s representation to the Company, which, by such Creditor’s execution of this Agreement, such Creditor hereby confirms, that the Shares issuable upon conversion thereof are being and will be acquired for investment for such Creditor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither such Creditor nor any of its officers, members, or managers has any present intention of selling, granting any participation in or otherwise distributing the same. Such Creditor are familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the “SEC”). By executing this Agreement, such Creditor further represents that such Creditor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(ii)        Restricted Securities. Such Creditor understands that the Shares are not, at the time of issuance, registered under the Securities Act on the ground that the issuance of the Shares hereunder is exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is predicated on such Creditor’s representations and warranties set forth herein.

(iii)       Receipt of Information. Such Creditor have received all the information they consider necessary or appropriate for deciding whether to purchase the Shares. Such Creditor further represents that such Creditor have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to such Creditor.

(iv)       Investment Experience. Such Creditor represents that it is experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as the Company and acknowledges that such Creditor can bear the economic risk of such Creditor’s investment and that such Creditor have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Shares.

(v)           Regulation S Exemption.  The Creditor acknowledges and agrees that none of the Shares have been registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined below), except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with applicable state and provincial securities laws. The Creditor understands that the Shares are being issued to him, her or it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Creditor set forth herein in order to determine the applicability of such exemptions and the suitability of the Creditor to acquire the Shares.  In this regard, the Creditor represents, warrants and agrees that:

(1)           The Creditor is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of Company and is not acquiring the Shares for the account or benefit of a U.S. Person.  A “U.S. Person” means any one of the following:

(A)	any natural person resident in the United States of America;

(B)	any partnership, limited liability Company, Company or other entity organized or incorporated under the laws of the United States of America;

(C)	any estate of which any executor or administrator is a U.S. Person;

(D)	any trust of which any trustee is a U.S. Person;

(E)	any agency or branch of a foreign entity located in the United States of America;

(F)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)	any partnership, Company or other entity if:

(1)	organized or incorporated under the laws of any foreign jurisdiction; and

(2)	formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(2)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Creditor was outside of the United States.

(3)           The Creditor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Creditor has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Creditor does not have any such intention.

(4)           The Creditor will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(5)           The Creditor will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(6)           The Creditor was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(7)           Neither the Creditor nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Creditor and any person acting on his or her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(8)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(9)           Neither the Creditor nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The Creditor agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(10)         No Advertisements or Direct Selling Effort.  The Creditor is not receiving the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting. The Creditor has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Creditor may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein.

(11)       Restricted Securities. Such Creditor understands that neither the Shares nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares (or such portion thereof) or an available exemption from registration under the Securities Act, the Shares and each portion thereof must be held indefinitely. Such Creditor realizes that the Shares and each portion thereof are unlikely to qualify for sale or other disposition under Rule 144 issued by the SEC. Furthermore, such Creditor is aware that neither the Shares nor any portion thereof may be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

4.            Miscellaneous.

(a)           This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by both parties.

(b)           Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(c)           Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(d)           This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

(e)           This Agreement shall be governed by the laws of the State of New York, without reference to the choice of laws rules of such state.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first aforesaid.

TIAN RUIXIANG Holdings Ltd. (the Company)

By:	/s/ Sheng Xu
Sheng Xu, CEO

Fenge Feng (Creditor)

By:	/s/ Fenge Feng
Fenge Feng